Exhibit 10.4(C)

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment Number 2 to License Agreement

Regents of The University of Michigan &

OncoMed Pharmaceuticals, Inc.

Effective as of this 13 day of August, 2004, and in consideration of the mutual covenants contained herein, OncoMed Pharmaceuticals, Inc. (successor to Cancer Stem Cell Genomics, Inc.) a corporation incorporated in the State of Delaware, with offices located at Four Embarcadero Center, Suite 2500, San Francisco, CA 94111 (“LICENSEE”), and the Regents of The University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), agree to and hereby do amend their License Agreement, dated January 5, 2001, as amended by Amendment Number 1 to License Agreement dated as of July 21, 2004 (hereinafter “Subject License”) in accordance with the following terms and conditions:

1)	Defined Terms. Defined terms not otherwise defined in this Amendment shall have the meanings set forth in the Subject License.

2)	Licensed Field. The term “Licensed Field,” as defined in Section 30.14 of the Subject License shall be replaced in its entirety with the following provision:

“Licensed Field” means cancer stem cells (including their differentiation from normal cells), pre-neoplastic cells, related transitional cells, and non-tumorgenic cancer cells, including but not limited to (1) identification, purification, and assays thereof; (2) identification, purification, and assays of markers and agents, or molecules, that affect the function of cancer cells as compared to other cells; and (3) information and data related to gene expression, drug discovery, diagnostics and therapeutics related thereof.

3)	Payments. Upon the earlier to occur of August 31, 2004 or fifteen (15) days following the First Funding as defined in Section 7.5 of the Subject License, as amended by Amendment Number 1 thereto, LICENSEE will pay MICHIGAN the remaining [***] due under Section 4.1 of the Subject License. LICENSEE shall owe MICHIGAN no further payments pursuant to such Section 4.1.

4)	All other terms and provisions of the Subject License shall remain unaltered and in full effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers or representatives.

ONCOMED PHARMACEUTICALS, INC.		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By	/s/ Robert F. Gavin	By	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name	Robert F. Gavin	Typed Name	Kenneth J. Nisbet

Title	President	Title	Executive Director, UM Technology Transfer

Date	8/13/04	Date	8/13/04

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